                                                                   EXHIBIT 10.12

                           INDEMNIFICATION AGREEMENT
                           -------------------------
                                  (Director)

     This Indemnification Agreement (the "Agreement") is made and entered into this 14th day of December, 1999 by and between Lifef/x, Inc., a Nevada corporation (the "Company"), and Robert Verratti (the "Indemnitee"), with reference to the following:

     A.   Indemnitee is a director of the Company.

     B. The Company and Indemnitee recognize the increasing difficulty in obtaining directors', officers', employees' and agents' liability insurance, the significant increases in the cost of such insurance and the general reductions in coverage of such insurance.

     C. The Company and Indemnitee further recognize the substantial increase in corporate litigation subjecting directors, officers, employees and agents to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited.

     D. Indemnitee does not regard the current protection available as adequate under the present circumstances, and Indemnitee and other directors, officers, employees and agents of the Company may not be willing to continue to serve as directors, officers, employees and agents without additional protection.

     E. The Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve as directors, officers, employees and agents of the Company and to indemnify its directors, officers, employees and agents so as to provide them with the maximum protection permitted by law.

     Now, therefore, the Company and Indemnitee hereby agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

          1.1 The term "Agent" shall mean and refer to any person who is or was a director, officer, employee or other agent of the Company; or is or was serving at the request of the Company as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise; or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the Company; or was a director, officer, employee or agent of another enterprise at the request of such predecessor corporation.

          1.2 The term "Expenses" shall mean and refer to, without limitation, attorneys' fees and any expenses of establishing a right to indemnification under this Agreement, Section 78.7502 of the Nevada General Corporation Law or otherwise.

          1.3 The term "Proceeding" shall mean and refer to any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative or investigative to which Indemnitee is or was a party or is threatened to be made a party by reason of the fact that Indemnitee is or was an Agent of the Company or by reason of anything done or not done by him in such capacity.

          1.4 The term "Company" shall mean and refer to Lifef/x, Inc. and any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger, which, if its separate existence had continued, would have had power and authority to indemnify its Agents, so that if Indemnitee is or was an Agent of such constituent corporation, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

          1.5 The term "Derivative Proceeding" shall mean and refer to any Proceeding by or in the right of the Company, and excludes any Proceeding brought directly by a third party.

                                   ARTICLE 2

                              AGREEMENT TO SERVE
                              ------------------

     In consideration of the protection afforded by this Agreement, Indemnitee agrees to serve at least for the balance of the current term as a director (which commenced on the date hereof and shall continue for a one-year term or until his successor is duly elected and qualified) and not to resign voluntarily during such period without the written consent of a majority of the Board of Directors. Following the period set forth above, Indemnitee agrees to continue to serve as a Director at the will of the Company (or under separate agreement, if such agreement exists) so long as he is duly appointed or elected and qualified in accordance with the applicable provisions of the Bylaws of the Company or any subsidiary of the Company or until such time as he tenders his resignation in writing.

                                   ARTICLE 3

                                INDEMNIFICATION
                                ---------------

          3.1  Third Party Proceedings.  The Company shall indemnify Indemnitee
               -----------------------
against any and all Expenses, judgments, fines, penalties, settlements and other amounts actually and reasonably incurred by him in connection with any Proceeding (other than a Derivative Proceeding) if, with respect to the acts or omissions of Indemnitee which are the subject of the Proceeding, Indemnitee acted in good faith and in a manner he reasonably believed to be in the best interests of Company and, in the case of a criminal action or proceeding, had no reasonable cause to believe Indemnitee's conduct was unlawful. No determination in any Proceeding against Indemnitee by judgment, order, settlement (with or without court approval) or conviction or upon a plea of nolo contendere or its equivalent, shall, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in the best interests of the Company and, with respect to any criminal action or proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

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          3.2  Derivative Proceedings.  The Company shall indemnify Indemnitee
               ----------------------
against any and all Expenses, judgments, fines, penalties, settlements and other amounts actually and reasonably incurred by him in connection with the defense or settlement of a Derivative Proceeding if, with respect to the acts or omissions of Indemnitee which are the subject of the Proceeding, Indemnitee acted in good faith and in a manner which he believed to be in the best interests of the Company and its shareholders; except that no indemnification shall be made hereunder in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged liable to the Company in the performance of his duty to the Company and its shareholders unless, and then only to the extent that the court in which such Proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification for such Expenses.

          3.3  Notice/Cooperation by Indemnitee. Indemnitee shall, as a
               --------------------------------
condition precedent to his right to be indemnified under this Agreement, give the Company notice in writing as soon as practicable of the commencement or the threatened commencement of any Proceeding against him for which indemnification will or could be sought under this Agreement. Notice to the Company shall be directed to the Chief Executive Officer of the Company at the address shown on the signature page of this Agreement (or such other address as the Company shall designate in writing to Indemnitee). In addition, Indemnitee shall give the Company such information and cooperation regarding such Proceeding or threatened Proceeding as it may reasonably require and as shall be within Indemnitee's power.

          3.4  Procedure.  Subject to the provisions of ARTICLE 4 as to the
               ---------
advancement of Expenses, any indemnification provided for in this ARTICLE 3 shall be paid no later than forty-five (45) days after receipt of the written request of Indemnitee. If a claim under this Agreement, any statute, or any provision of the Company's Articles of Incorporation or Bylaws providing for indemnification is not paid in full by the Company within forty-five (45) days after a written request for payment thereof has first been received by the Company, Indemnitee may, but need not, at any time thereafter bring an action against the Company to recover the unpaid amount of the claim and, subject to
ARTICLE 14 of this Agreement, Indemnitee shall also be entitled to be paid for the Expenses of bringing such action. It shall be a defense to any such action (other than an action brought to enforce a claim for Expenses incurred in connection with any action, suit or proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct which make it permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed, but the burden of proving such defense shall be on the Company and Indemnitee shall be entitled to receive advances of Expenses pursuant to
Section 4.1 hereof unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists. It is the parties' intention that if the Company contests Indemnitee's right to indemnification, the question of Indemnitee's right to indemnification shall be for the court to decide, and neither the failure of the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel or the Company's shareholders) to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct required by applicable law, nor an actual determination by the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its shareholders) that Indemnitee has not

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met such applicable standard of conduct, shall create a presumption that
Indemnitee has or has not met the applicable standard of conduct.

          3.5  Notice to Insurers.  If, at the time of the receipt of a notice
               ------------------
of a claim pursuant to Section 3.3 hereof, the Company has directors' liability insurance in effect, the Company shall give prompt notice of such Proceeding to the applicable insurer in accordance with the procedures set forth in the applicable policy. The Company shall thereafter take all necessary or desirable action to cause such insurer to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policy.

          3.6  Selection of Counsel.  In the event the Company shall be
               --------------------
obligated under this ARTICLE 3 to indemnify Indemnitee, the Company shall be entitled to assume the defense of such Proceeding, with counsel approved by Indemnitee, which approval shall not be unreasonably withheld, upon the delivery to Indemnitee of written notice of its election so to do. In this regard, Loeb & Loeb LLP is hereby approved by Indemnitee as counsel for the Company. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company shall not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Proceeding, provided that (i) Indemnitee shall have the right to employ his own counsel in any such Proceeding at Indemnitee's expense; and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (C) the Company shall not, in fact, have employed counsel to assume the defense of such Proceeding, then the fees and expenses of Indemnitee's counsel shall be borne by the Company.

                                   ARTICLE 4

                      EXPENSES; INDEMNIFICATION PROCEDURE
                      -----------------------------------

          4.1  Advancement of Expenses.  The Company shall advance all Expenses
               -----------------------
incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of any Proceeding prior to the final disposition thereof upon receipt by the Company of an undertaking by or on behalf of Indemnitee to repay the Company such advanced amounts if it shall be determined ultimately that Indemnitee is not entitled to be indemnified by the Company hereunder and provided that Indemnitee offers reasonable proof of his ability to repay such advanced amounts under such circumstances. Notwithstanding the foregoing, however, such advances shall not be made if it is determined by a majority vote of a quorum of disinterested directors (or by independent legal counsel, if such a quorum is not obtainable) that Indemnitee acted in bad faith or deliberately breached his duty to the Company and its shareholders and, as a result, it is more likely than not that Indemnitee will not be entitled to indemnification under the terms of this Agreement. The advances of Expenses to be made hereunder shall be paid by the Company to Indemnitee within thirty (30) days following delivery of a written request therefor by Indemnitee to the Company.

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                                   ARTICLE 5

              ADDITIONAL INDEMNIFICATION RIGHTS; NON- EXCLUSIVITY
              ---------------------------------------------------

          5.1  Scope.  Notwithstanding any other provision of this Agreement,
               -----
the Company hereby agrees to indemnify Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by other provisions of this Agreement, the Company's Articles of Incorporation, the Company's Bylaws or by statute. In the event of any change after the date of this Agreement in any applicable law, statute or rule which expands the right of a Nevada corporation to indemnify an Agent, such changes shall, ipso facto, be within the purview of Indemnitee's rights and Company's
       ---- -----
obligations, under this Agreement. In the event of any change in applicable law, statute or rule which narrows the right of a Nevada corporation to indemnify an Agent, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties' rights and obligations hereunder.

          5.2  Non-Exclusivity.  The indemnification provided by this Agreement
               ---------------
shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company's Articles of Incorporation, its Bylaws, any other agreement to which the Company is bound, any vote of shareholders or disinterested directors, the Nevada General Corporation Law, or otherwise.

                                   ARTICLE 6

                            PARTIAL INDEMNIFICATION
                            -----------------------

     If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, fines, penalties or settlements actually or reasonably incurred by him in the investigation, defense, appeal or settlement of any Proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for that portion of such Expenses, judgments, fines or penalties for which Indemnitee is entitled to indemnification.

                                   ARTICLE 7

                             MUTUAL ACKNOWLEDGMENT
                             ---------------------

     Both the Company and Indemnitee acknowledge that in certain instances Federal law or applicable public policy may prohibit the Company from indemnifying Indemnitee under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company's right under public policy to indemnify Indemnitee.

                                   ARTICLE 8

                 DIRECTORS' AND OFFICERS' LIABILITY INSURANCE
                 --------------------------------------------

     The Company shall, from time to time, make a good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the Agents of the Company with coverage from losses from wrongful acts, or to insure the Company's performance of its indemnification obligations under this Agreement. Among other considerations the Company will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. In all policies of Agents' liability insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company's directors. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Company determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are too high, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit or if Indemnitee is covered by similar insurance maintained by a subsidiary or parent of the Company.

                                   ARTICLE 9

                                 SEVERABILITY
                                 ------------

     The provisions of this Agreement shall be severable as provided in this
ARTICLE 9. If any provision of this Agreement, or any portion hereof, shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the full extent permitted by any other applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

                                   ARTICLE 10

                                  EXCEPTIONS
                                  ----------

     Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

          10.1 Excluded Acts.  To indemnify Indemnitee for any acts or omissions
               -------------
or transactions from which a director may not be relieved of liability as set forth in Sections 78.037 and 78.7502 of the Nevada General Corporation Law; or

          10.2 Claims Initiated by Indemnitee.  To indemnify or advance Expenses
               ------------------------------
to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under
Section 78.7502 of the Nevada General Corporation Law, but such indemnification or advancement of Expenses may be provided by the Company in specific cases if the Board of Directors has approved the initiation or bringing of such suits; or

          10.3  Lack of Good Faith.  To indemnify Indemnitee for any Expenses
                ------------------
incurred by Indemnitee with respect to any Proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that any of the material assertions made by Indemnitee in such proceeding was not made in good faith or was frivolous; or

          10.4  Insured Claims.  To indemnify Indemnitee for expenses or
                --------------
liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) which have been paid directly to Indemnitee by an insurance carrier under a policy of Agents' liability insurance maintained by the Company; or

          10.5  Claims Under Section 16(b).  To indemnify Indemnitee for
                --------------------------
expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute or similar provisions of any state or federal securities law; or

          10.6  Other Indemnification.  To indemnify Indemnitee for Expenses for
                ---------------------
which Indemnitee is indemnified by the Company otherwise than pursuant to this Agreement; or

          10.7  Unlawful Claims.  To indemnify Indemnitee for Expenses brought
                ---------------
about or contributed to by the dishonesty of Indemnitee; however, notwithstanding the foregoing, Indemnitee shall be protected under this Agreement to the fullest extent permitted under law as to any claims upon which suit may be brought against him by reason of any alleged dishonesty on his part, unless a judgment or other final adjudication thereof adverse to Indemnitee shall establish that he committed acts of active and deliberate dishonesty with actual dishonest purpose and intent, which acts were material to the cause of action so adjudicated.

                                   ARTICLE 11

             EFFECTIVENESS OF AGREEMENT; CONTINUATION OF INDEMNITY
             -----------------------------------------------------

          11.1  Effectiveness.  To the extent that the  indemnification
                -------------
permitted under the terms of this Agreement exceeds the scope of the indemnification provided for in Section 78.7502 of the Nevada General Corporation Law, such provisions shall not be effective unless and until the Company's Articles of Incorporation authorize such additional rights of indemnification. In all other respects, the balance of this Agreement shall be effective as of the date set forth on the first page and may apply to acts or omissions of Indemnitee which occurred prior to such date if Indemnitee was an Agent of the Company. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company's inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement.

          11.2  Continuation.  The indemnification and advancement of Expenses
                ------------
by the Company to Indemnitee provided for under this Agreement shall survive and continue after termination of Indemnitee as a director of the Company as to any acts or omissions by Indemnitee while serving in such capacity.

                                   ARTICLE 12

                                 COUNTERPARTS
                                 ------------

     This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

                                  ARTICLE 13

                            SUCCESSORS AND ASSIGNS
                            ----------------------

     This Agreement shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of Indemnitee and Indemnitee's estate, heirs, legal representatives and assigns.

                                  ARTICLE 14

                                ATTORNEYS' FEES
                                ---------------

     In the event that any action is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys' fees, incurred by Indemnitee with respect to such action, unless as a part of such action, the court of competent jurisdiction determines that any of the material assertions made by the Indemnitee as a basis for such action were not made in good faith or were frivolous. In the event of an action instituted by or in the name of the Company under this Agreement or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and expenses, including attorneys' fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee's counterclaims and cross-claims made in such action), unless as a part of such action the court determines that any of Indemnitee's material defenses to such action were made in bad faith or were frivolous.

                                  ARTICLE 15

                                    NOTICES
                                    -------

     All notices, requests and other communications hereunder shall be in writing, and shall be delivered by courier or other means of personal service, or sent by telex or telecopy or mailed first class, postage prepaid, by certified mail, return receipt requested, in all cases, addressed to:

          Indemnitee:                  Robert Verratti

                                       100 Gray's Lane
                                       Unit 200
                                       Haverford, PA  19041

          Company:                     Lifef/x, Inc.

                                       ______________________________
                                       ______________________________
                                       ______________________________
          with a copy to:              Loeb & Loeb LLP
                                       1000 Wilshire Boulevard
                                       Suite 1800
                                       Los Angeles, California 90017
                                       Attention:  Michele E. Beuerlein, Esq.

All notices, requests and other communications shall be deemed given on the date of actual receipt or delivery as evidenced by written receipt, acknowledgment or other evidence of actual receipt or delivery to the address.

                                  ARTICLE 16

                                 CHOICE OF LAW
                                 -------------

     This Agreement shall be governed by and its provisions construed in accordance with the laws of the State of Nevada as applied to contracts between Nevada residents entered into and to be performed entirely within Nevada.



                           [Intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                       COMPANY:

                                       Lifef/x, Inc.

                                       By: /s/ Lucille Salhany
                                           ________________________________

                                        Title:  Co-President


                                       INDEMNITEE:

                                       /s/ Robert Verratti
                                       ____________________________________
                                       Robert Verratti

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